Exhibit 99.2

News From:	For Immediate Release

Kaydon Corporation	Global Engineered Solutions

KAYDON CORPORATION ANNOUNCES SPECIAL DIVIDEND OF $10.50 PER SHARE

AND BALANCE SHEET RECAPITALIZATION

Delivers significant value to shareholders and maintains financial flexibility to drive growth

Ann Arbor, MI – February 24, 2012

Kaydon Corporation (NYSE: KDN) today announced that, on February 22, 2012, its Board of Directors declared a special cash dividend of $10.50 per share to be paid to shareholders of record as of March 5, 2012 with a payment date of March 26, 2012. The Company will fund the $337 million special dividend through available cash balances and committed bank credit availability.

James O’Leary, Chairman and Chief Executive Officer commented, “In an unprecedented and prolonged period of historically low interest rates, this new capital structure and significant return to our shareholders is both the appropriate corporate finance decision and right strategic action for Kaydon. Our long stated goal is to deliver increasing value to our shareholders in the most efficient and effective way possible. This transaction achieves this in a meaningful way, lowering our overall cost of capital without impairing our ability to grow the Company, both organically and through acquisition.

“In the last five years, Kaydon’s superior cash flow generation has enabled us to repurchase shares of $141 million and pay cash dividends of $105 million while investing $157 million in our existing businesses and funding acquisitions of $94 million, and still have over $225 million of cash at December 31, 2011. Our proven cash generating ability, over an extended period with considerable economic volatility, in aggregate and specific to many of our end markets, supports our confidence in our future cash flow. This special dividend is the result of our ongoing strategic review of capital allocation alternatives available to benefit our shareholders and our confidence in our businesses.

“This special dividend will result in total leverage of 1.1X earnings before interest, taxes, depreciation and amortization (“EBITDA”), leaving significant balance sheet capacity for future growth. Our robust free cash flow, relatively low capital expenditure needs and strong balance sheet will allow us to opportunistically assess meaningful acquisition opportunities while maintaining our current dividend.”

After payment of the special dividend and recapitalization, the Company expects to have available cash and committed credit of approximately $140 million. However, the Company anticipates entering into a new revolving credit and term loan facility to fund the special dividend and provide additional committed credit availability to support its objectives, including future acquisitions. Upon completion of the new facility, the Company expects to provide details of the expanded credit and related costs.

At 11:00 a.m. Eastern time today, Kaydon will host a fourth quarter and full year 2011 earnings conference call to review 2011’s results and discuss this special dividend. The conference call can be accessed telephonically in a listen-only mode by dialing 1-888-438-5524 and providing the following passcode number: 800500. The Company will post a brief presentation which it will review during the call later this morning. Participants are asked to dial in 10 minutes prior to the scheduled start time of the call.

Alternatively, interested parties are invited to listen to the conference call via the internet by logging on the web at the following address:

http://w.on24.com/r.htm?e=396612&s=1&k=6ED35A900B0771FD9ECF2992F0175FAA

or by logging on the Kaydon Corporation website at: http://www.kaydon.com and accessing the conference call at the “Fourth Quarter and Full Year 2011 Conference Call” icon.

Kaydon Corporation is a leading designer and manufacturer of custom engineered, performance-critical products, supplying a broad and diverse group of alternative energy, military, industrial, aerospace, medical and electronic equipment, and aftermarket customers.

This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 regarding the Company’s plans, expectations, estimates and beliefs. Forward-looking statements are typically identified by words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “will,” “may,” “should,” “could,” “potential,” “projects,” “approximately,” and other similar expressions, including statements regarding the adequacy of capital resources. These forward-looking statements may include, among other things, projections of the Company’s financial performance and anticipated growth. These statements are only predictions, based on the Company’s current expectations about future events. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, performance or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

Contact:	James O’Leary Chairman and Chief Executive Officer (734) 680-2025 Peter C. DeChants Senior Vice President and Chief Financial Officer (734) 680-2009